Exhibit 10(iii)(A)(9)

THE 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1. Name of Plan. The name of the Plan is the “2009 Non-Management Directors’ Stock Incentive Plan.”

1.2. Purpose of Plan. The Plan is being established to attract, retain and compensate for service highly qualified individuals to serve as members of the Board of Directors of the Company, but not current employees of the Company or any of its Subsidiaries, and to enable them to increase their ownership in the Company’s Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of the Company’s Common Stock, in addition to strengthening their common interest with stockholders in increasing the value of the Company’s Common Stock over the longer term.

1.3. Effective Date. The Plan shall be effective as of the date of the Company’s 2009 Annual Meeting of Stockholders held on May 28, 2009 (the “Annual Meeting”), if at the Annual Meeting the Plan is duly approved by stockholders. If the stockholders do not approve the Plan at the Annual Meeting, the Plan shall be of no force or effect.

ARTICLE II

DEFINITIONS

When used in capitalized form in the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

Award. “Award” means any grant or award under the Plan of Unrestricted Shares, Restricted Shares, Options, or Restricted Share Units, as evidenced in an Award Agreement.

Award Agreement. “Award Agreement” means any written agreement with respect to an Award that is entered into and delivered to a grantee and any amendment thereto.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Committee. “Committee” means the Corporate Governance Committee of the Company.

Common Stock. “Common Stock” means shares of the Company’s $.10 par value common stock.

Company. “Company” means The Interpublic Group of Companies, Inc.

Disability. “Disability” means long-term disability as defined under the terms of the Company’s applicable long-term disability plans or policies.

Fair Market Value. “Fair Market Value” means the average of the high and low prices at which the Common Stock of the Company is traded on the date in question, as reported on the composite tape for New York Stock Exchange issues.

Option. “Option” means an option to purchase shares of Common Stock that has the terms and conditions set forth in Article VI of the Plan.

Non-Management Directors. “Non-Management Directors” means members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries.

Plan. “Plan” means the 2009 Interpublic Non-Management Directors’ Stock Incentive Plan, as amended from time to time.

Restricted Share Units. “Restricted Share Units” means Awards having the terms and conditions set forth in Article VIII of the Plan.

Restricted Shares. “Restricted Shares” means shares of Common Stock that are subject to the restrictions and other terms and conditions set forth in Article VII of the Plan.

Subsidiary. “Subsidiary” means a subsidiary of the Company that meets the definition of a “subsidiary corporation” in Section 424(f) of the Code.

Unrestricted Shares. “Unrestricted Shares” means shares of Common Stock granted pursuant to Section 5.1 of the Plan.

ARTICLE III

ELIGIBILITY

3.1. Condition. An individual who is a Non-Management Director on or after May 28, 2009, shall be eligible to participate in the Plan.

ARTICLE IV

SHARES AVAILABLE

4.1. Number of Shares Available. (a) Subject to Section 4.2, below, an aggregate of Nine Hundred Thousand (900,000) shares of Common Stock are reserved for issuance under the Plan pursuant to Awards. Such shares of Common Stock may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

(b) The number of Shares covered by an Award shall count against the limitations, as prescribed by subsection (a) above, on the number of Shares available for award under the Plan only to the extent that such Shares are actually issued.

(c) If an Award (1) terminates, lapses or is forfeited or canceled, (2) is otherwise settled without the delivery of the full number of Shares underlying the Award, (3) is settled in cash in lieu of

Shares, or (4) is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan.

4.2. Adjustments. The number of shares of Common Stock of the Company reserved for Awards under the Plan, the number of shares comprising outstanding Awards under the Plan, and the exercise price and the number of shares issuable upon the exercise of any outstanding Options, shall be subject to proportionate adjustment by the Committee to the extent required to prevent dilution or enlargement of shares issuable under the Plan and the rights of the grantee in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, or other similar event. All determinations made by the Committee with respect to adjustment under this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

4.3. Effect of Stock Splits, etc. on Restricted Shares. Any shares of Common Stock of the Company received by a grantee as a stock dividend on Restricted Shares, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations, or other events affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend as the shares with respect to which they were issued.

ARTICLE V

AWARDS

5.1. Unrestricted Shares. The Committee shall have the authority to grant freely tradeable shares of Common Stock at any time, and from time to time to any one or more Non-Management Director in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

5.2. Restricted Shares. (a) The Company shall On May 29, 2009, grant to each person who is serving as a Non-Management Director as of such date, Restricted Shares having an aggregate Fair Market Value of $80,000 as of the date of grant.

(b) The Committee shall have the authority to grant Restricted Shares, in addition to the Restricted Shares referred to in Section 5.2(a), at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

5.3. Options. The Committee shall have the authority to grant Options at any time, and from time to time, to any one or more Non-Management Directors covering such number of shares of Common Stock as the Committee deems appropriate.

5.4. Restricted Share Units. The Committee shall have the authority to grant Restricted Share Units at any time, and from time to time, to any one or more Non-Management Directors in such number and having such terms and conditions, subject to the terms of the Plan, as the Committee deems appropriate.

ARTICLE VI

OPTIONS

6.1. Type of Options. The Options granted under the Plan are not intended to be options that qualify as “incentive stock options” within the meaning of Section 422 of the Code.

6.2. Option Exercise Price. The exercise price per share of an Option shall be the Fair Market Value of the Common Stock on the date of the grant and shall be paid in cash in U.S. Dollars on the date of exercise.

6.3. Duration. An Option granted under the Plan shall become exercisable in full three years after the date of grant and shall expire ten years after the date of grant (the “Option Period”), unless it is sooner terminated in accordance with Section 6.5.

6.4. Exercise After Termination of Service. If the recipient of an Option grant ceases to be a Non-Management Director for any reason (including without limitation death or disability), such Option, if exercisable immediately prior to the date of cessation of service, shall continue to be exercisable by the grantee, or by the grantee’s legal representatives, heirs or beneficiaries, for a period of thirty-six months following the date of cessation of service, but in no event after the expiration of the Option Period.

6.5. Forfeiture. If an Option is not exercisable on the date on which the grantee ceases to serve as a Non-Management Director, or if an Option has not been exercised in full before it ceases to be exercisable in accordance with Section 6.4, the Option shall, to the extent not previously exercised, thereupon be forfeited.

ARTICLE VII

RESTRICTED SHARES

7.1. Rights with Respect to Restricted Shares. A grantee to whom Restricted Shares have been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions, and restrictions described in this Article 7. The grantee’s absolute ownership shall become effective only after he or she has received a certificate or certificates for the number of shares of Common Stock awarded, or after he or she has received notification that such certificate or certificates have been issued and are being held in custody by the Company.

7.2. Restrictions. Until the expiration of the period beginning on the date on which the Restricted Shares are granted and ending on the third anniversary of the date of grant (other than the May 2009 Restricted Shares which shall vest on January 31, 2012), Restricted Shares shall be subject to the following conditions:

(i)	Restricted Shares shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

(ii)	if the grantee ceases to serve as a Non-Management Director for any reason, except as (1) otherwise provided in Section 7.3, or (2) as may be determined by the Committee under Section 9.3 hereof, all the rights of the grantee with respect to such Restricted Shares shall immediately be forfeited and terminate without any payment of consideration by the Company. If the grantee has custody of the shares, upon such forfeiture, the grantee shall forthwith deliver to the Secretary or any Assistant Secretary of the Company the certificate or certificates for the shares so forfeited, accompanied by such instrument of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

7.3. Lapse of Restrictions in Connection With Cessation of Service due to Death or Disability. Upon a grantee’s cessation of service as a Non-Management Director due to death or disability, the restrictions set forth in Section 7.2 shall lapse on the date of the grantee’s cessation of service, without regard to the period of time elapsed since the Restricted Shares were granted.

7.4. Restrictive Legends; Certificates May be Held in Custody. Certificates evidencing Restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions described in the Plan. Any attempt to dispose of such Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan shall be ineffective. The Committee may enact rules that provide that the certificates evidencing Restricted Shares may be held in custody by a bank or other institution, or that the Company may itself hold the certificates evidencing Restricted Shares in custody, until the restrictions thereon shall have lapsed.

ARTICLE VIII

RESTRICTED SHARE UNITS

8.1. Rights with Respect to Restricted Share Units. A grantee to whom Restricted Share Units have been granted shall have the right to receive at the time of the grantee’s separation from service (within the meaning of Treas. Reg. § 1.409A-1(h)) as a Non-Management Director (or at such earlier time as is set forth in the applicable Award Agreement), a payment in an amount equal to the Fair Market Value of the corresponding number of shares of Common Stock as of a specified date, payable in cash or in shares of Common Stock, as determined by the Committee, subject, however, to the terms, conditions, and restrictions set forth in this Article 8.

8.2. Restrictions. Except (1) as otherwise provided in Section 8.3 or (2) as may be determined by the Committee under Section 9.3 hereof, until the expiration of the period beginning on the date on which the Restricted Share Units are granted and ending on the third anniversary of the date of grant, the Restricted Share Units shall be immediately forfeited without any payment to the grantee of consideration by the Corporation if the grantee ceases to serve as a Non-Management Director for any reason.

8.3. Lapse of Restrictions in Connection With Cessation of Service due to Death or Disability. Upon a grantee’s cessation of service as a Non-Management Director due to death or disability, the restrictions set forth in Section 8.2 shall lapse on the date of the grantee’s cessation of service, without regard to the period of time elapsed since the Restricted Share Units were granted.

8.4. Dividend Equivalent Credits. At the discretion of the Committee, the Restricted Share Unit balance of a Non-Management Director may be credited with additional Restricted Share Units corresponding to the dividends that are paid from time to time on the Common Stock.

ARTICLE IX

ADMINISTRATION, AMENDMENT, CESSATION OF SERVICE AND TERMINATION OF THE PLAN

9.1. Administration. The Plan shall be administered by the Committee.

9.2. Amendment and Termination. The Plan may be terminated or amended by the Committee or the Board of Directors as it deems advisable. No amendment may revoke or alter in a manner unfavorable to the grantees any Options, Unrestricted Shares, Restricted Shares, or Restricted Share Units then outstanding, nor may the Committee or the Board of Directors amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of any applicable law, regulation or securities exchange listing requirement.

9.3. Cessation of Service. Upon a grantee’s cessation of service as a Non-Management Director (other than due to death or disability), the grantee shall be vested only in the portion of an Award (if any) in which the grantee was vested immediately before the grantee’s cessation of service, except (1) to the extent expressly set forth in the Plan or applicable Award Agreement or (2) if the grantee’s cessation of service occurs on or after the first anniversary of the date of grant, to the extent that the Committee in its sole discretion determines otherwise.

9.4. Expiration of the Plan. No Options, Unrestricted Shares, Restricted Shares or Restricted Share Units may be granted under the Plan after May 31, 2019, but Options granted prior to that date shall continue to become exercisable and may be exercised according to the terms of the Plan.

ARTICLE X

NONTRANSFERABILITY

10.1. Options and Restricted Share Units Not Transferable. The Options and Restricted Share Units granted under the Plan are not transferable by sale, assignment, pledge, hypothecation, or otherwise, other than by will or the laws of descent and distribution. During the grantee’s lifetime, an Option may be exercised only by the grantee or the grantee’s guardian or legal representative.

ARTICLE XI

RIGHTS OF DIRECTORS

11.1. Rights to Awards. Except as provided in the Plan, no Non-Management Director shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action thereunder shall be construed as giving any Non-Management Director any right to be retained in the services of the Company in any capacity.

ARTICLE XII

SECTION 409(A)

12.1. Section 409A. The Plan shall be operated, administered, and interpreted consistent with the intent to comply with the requirements of Section 409A of the Code. If the Board or Committee determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Section 409A of the Code, the Plan shall be automatically amended (without further action) to the extent that the Board or Committee determines is necessary to bring it into compliance with the requirements of Section 409A of the Code. No provision of the Plan shall be interpreted or construed to transfer any liability for a failure to comply with the requirements of Section 409A of the Code from a Participant or other individual to the Company, the Committee, or any other entity or individual affiliated with the Company or the Committee.